Exhibit 10.2
NOTE REDEMPTION AGREEMENT
     This NOTE REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2007, by and among PYR Energy Corporation, a Maryland corporation (the “Company”), Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Black Bear Offshore Master Fund, L.P. (collectively, the “Eastbourne Parties”), and Samson Investment Company, a Nevada corporation (“Parent”).
PRELIMINARY STATEMENTS
     A. The Eastbourne Parties are the record and beneficial owners of Convertible Promissory Notes (Series 2002-A) dated May 24, 2002, issued by the Company in an aggregate original principal amount of $6 million (collectively, the “Convertible Notes”). With respect to each Convertible Note, Schedule I hereto identifies (i) the payee, (ii) the date of issuance, (iii) the original principal amount, (iv) the interest rate on the date hereof, (v) the outstanding principal and accrued interest as of April 20, 2007, and (vi) the conversion price on the date hereof.
     B. Concurrent with the execution and delivery of this Agreement, the Company, Parent and Samson Acquisition Corp., a Maryland corporation and wholly owned subsidiary of Parent (“Purchaser”), have entered into an Agreement and Plan of Merger dated the date hereof (the “Merger Agreement”) pursuant to which, among other things, Purchaser shall, subject to certain conditions, (i) tender for all of the outstanding shares of common stock of the Company (the “Shares”) and (ii) following consummation of such tender offer, merge with and into the Company, pursuant to which the Company will become a wholly owned subsidiary of Parent.
     C. The Company has proposed to redeem the Convertible Notes at a redemption price equal to the principal of and accrued interest on the Convertible Notes through the date immediately preceding the redemption date and the Eastbourne Parties wish to permit the Company to redeem the Convertible Notes on such terms, all as more fully set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the preliminary statements above and of the mutual agreements, covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:
ARTICLE I
THE REDEMPTION
     Section 1.1 Redemption of Convertible Notes. Subject to the conditions set forth in Article III, the Company shall redeem the Convertible Notes held by the Eastbourne Parties for the aggregate Redemption Consideration on or after the Purchase Date (as defined in the Merger Agreement), provided that in any event such Redemption shall be consummated no later than five business days after the Purchase Date. The Company will give the Eastbourne Parties written notice of the date the Redemption is to be consummated (the “Redemption Date”) not less than three days prior to such date.

     Section 1.2 Deliveries. On the Redemption Date, (a) the Eastbourne Parties shall deliver to the Company the original executed Convertible Notes, each of which shall be duly executed in blank for transfer, and (b) the Company shall pay to the Eastbourne Parties an amount in cash equal to the principal of and accrued interest on the Convertible Notes through the date immediately preceding the Redemption Date (the “Redemption Consideration”) by wire transfer of immediately available funds to the account designated by the Eastbourne Parties prior to the Redemption Date. The Parent hereby agrees to fund to the Company any cash required to effect such Redemption on or prior to the Redemption Date by wire transfer of immediately available funds.
     Section 1.3 Effect of Redemption. Upon consummation of the Redemption, the Convertible Notes shall be cancelled by the Company on its books and the Eastbourne Parties shall have no further rights to payment of principal or interest or otherwise under the Convertible Notes or any further rights, powers, entitlements or claims under the Convertible Notes or the related Convertible Note Purchase Agreement, dated May 24, 20002, among the Company and the Eastbourne Parties (the “Convertible Note Purchase Agreement”), all of which shall be fully and effectively released, acquitted, and forever discharged without any further action on the part of the Eastbourne Parties. Notwithstanding the foregoing, except as set forth in Section 1.4 hereof, until the Redemption is consummated, the Eastbourne Parties shall have all rights under the Convertible Notes and the Convertible Note Purchase Agreement, including any rights arising from an event of default thereunder.
     Section 1.4 Note Conversion; Restrictions on Transfer; Preemptive Rights. The Eastbourne Parties hereby agree that they will not convert any Convertible Notes into Company common stock or sell, transfer or otherwise convey the Convertible Notes from and after the date hereof and through the Redemption Date. The Eastbourne Parties also hereby waive any preemptive right under Section 6.8 of the Convertible Note Purchase Agreement that may arise in connection with any of the transactions contemplated by the Merger Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Section 2.1 Company Representations and Warranties. The Company represents and warrants to the Eastbourne Parties as set forth below:
     (a) The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.

     (b) The execution, delivery and performance by the Company of this Agreement does not and will not contravene, conflict with, constitute a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of (i) the organizational documents of the Company, (ii) any laws binding upon or applicable to the Company or by which any of its assets or properties is bound or (iii) any material contract to which the Company is a party or by which any of its assets or properties is bound.
     Section 2.2 Parent Representations and Warranties. Parent represents and warrants to the Eastbourne Parties as set forth below:
     (a) Parent has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by Parent, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.
     (b) The execution, delivery and performance by Parent of this Agreement does not and will not contravene, conflict with, constitute a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of (i) the organizational documents of Parent, (ii) any laws binding upon or applicable to Parent or by which any of its assets or properties is bound or (iii) any material contract to which Parent is a party or by which any of its assets or properties is bound.
     Section 2.3 Eastbourne Parties Representations and Warranties. The Eastbourne Parties jointly and severally represent and warrant to the Company and Parent as set forth below:
     (a) Each Eastbourne Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized. Each Eastbourne Party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the governing body of each Eastbourne Party and no other proceedings on the part of any Eastbourne Party are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by each Eastbourne Party, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of each Eastbourne Party, enforceable against each Eastbourne Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.

     (b) The execution, delivery and performance of this Agreement by each Eastbourne Party does not and will not contravene, conflict with, constitute a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of (i) the organizational documents of any Eastbourne Party, (ii) any laws binding upon or applicable to any Eastbourne Party or by which any of its assets or properties is bound or (iii) any material contract to which any Eastbourne Party is a party or by which any of its assets or properties is bound.
     (c) No consent, waiver, approval or action of, filing with or notice to any governmental entity or third party is necessary or required under any of the terms, conditions or provisions of any law or any contract to which any Eastbourne Party is a party or by which any of its assets or properties is bound for the execution, delivery and performance by the Eastbourne Parties of this Agreement.
     (d) Each Eastbourne Party is the record and beneficial owner of the Convertible Notes adjacent to such Eastbourne Party’s name on Schedule I, free and clear of any liens, claims or encumbrances.
     (e) The Eastbourne Parties understand and acknowledge that Parent is entering into the Merger Agreement in reliance upon the Eastbourne Parties’ execution, delivery and performance of this Agreement.
ARTICLE III
CONDITIONS TO REDEMPTION
     Section 3.1 Conditions to Obligations of the Company and Parent. The obligation of the Company and Parent to consummate the Redemption is subject to the satisfaction or waiver, at or prior to the Redemption Date, of the following conditions:
     (a) the conditions to the Offer (as defined in the Merger Agreement) shall have been satisfied or waived in accordance with the provisions of the Merger Agreement and Purchaser shall have accepted for payment and paid for the tender Shares thereunder;
     (b) each of the Eastbourne Parties shall have performed all of its obligations hereunder required to be performed by it at or prior to the Redemption Date; and
     (c) the representations and warranties of the Eastbourne Parties set forth in this Agreement shall be true and correct when made and as of the Redemption Date, as if made at and as of such time, provided that representations made as of a specific date shall be required to be true and correct as of such date only.
     Section 3.2 Conditions to Obligations of the Eastbourne Parties. The obligation of the Eastbourne Parties to consummate the Redemption is subject to the satisfaction or waiver, at or prior to the Redemption Date, of the following conditions:
     (a) the conditions to the Offer shall have been satisfied or waived in accordance with the provisions of the Merger Agreement and Purchaser shall have accepted for payment and paid for the tender Shares thereunder;

     (b) the Company shall have performed all of its obligations hereunder required to be performed by it at or prior to the Redemption Date; and
     (c) the representations and warranties of the Company and Parent set forth in this Agreement shall be true and correct when made and as of the Redemption Date, as if made at and as of such time, provided that representations made as of a specific date shall be required to be true and correct as of such date only.
ARTICLE IV
GENERAL
     Section 4.1 Eastbourne Representative. Each Eastbourne Party hereby appoints Eastbourne Capital Management, L.L.C. (the “Eastbourne Representative”) to act as its attorney-in-fact in respect of all actions required on the part of any Eastbourne Party hereunder.
     Section 4.2 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
     Section 4.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given, if to the Company, to:
PYR Energy Corporation
1675 Broadway, Suite 2450
Denver, Colorado 80202
Attention: Kenneth R. Berry, Jr.
Facsimile No.: (303) 825-3768
if to Parent, to:
Samson Investment Company
Two West Second Street
Tulsa, Oklahoma 74103
Attention: Scott Rowland
Facsimile No.: (918) 591-1757
if to the Eastbourne Parties, to:
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 370
San Rafael, CA 94901
Attention: Eric M. Sippel
Facsimile No.: (415) 448-1246

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, request or other communication shall be effective only, if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section 4.3 and the appropriate facsimile confirmation is received or, if given by overnight courier or personal delivery, when delivered at the address specified in this Section 4.3.
     Section 4.4 Fees and Expenses. Except as otherwise specifically provided herein, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Redemption is consummated.
     Section 4.5 Amendments. This Agreement may not be amended or modified other than by an instrument in writing signed by the Company, each Eastbourne Party, and Parent.
     Section 4.6 Survival. The representations and warranties contained in this Agreement shall survive the Redemption Date indefinitely.
     Section 4.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation hereof shall be null and void.
     Section 4.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     Section 4.9 Governing Law. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Maryland applicable to contracts executed and fully performed within the State of Maryland, notwithstanding any conflict of law provisions to the contrary.
     Section 4.10 Enforcement of Agreement. The parties acknowledge and agree that the parties could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, each of the parties agrees that (i) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) in addition to any other right or remedy to which a party may be entitled, at law or in equity, the party will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
     Section 4.11 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Circuit Court of Montgomery County, State of Maryland or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United State District Court for the District

of Maryland, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 4.3 hereof be deemed effective service of process.
     Section 4.12 Entire Agreement. This Agreement, together with the schedule hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
     Section 4.13 Authorship. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
     Section 4.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     Section 4.15 Headings. The section and article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     Section 4.16 Termination. This Agreement shall terminate and be of no further force or effect concurrently with the termination of the Merger Agreement in accordance with its terms.
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     IN WITNESS WHEREOF, the parties hereto have caused this Note Redemption Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:	PYR ENERGY CORPORATION
	By:	/s/ Kenneth R. Berry Jr.
		Name:	Kenneth R. Berry Jr.
		Title:	Chief Executive Officer

EASTBOURNE PARTIES:	BLACK BEAR FUND I, L.P.
	By:	Eastbourne Capital Management, L.L.C. its general partner

	By:	/s/ Eric M. Sippel
		Name:	Eric M. Sippel
		Title:	Chief Operating Officer

BLACK BEAR FUND II, L.L.C.
By:	Eastbourne Capital Management, L.L.C. its manager

By:	/s/ Eric M. Sippel
	Name:	Eric M. Sippel
	Title:	Chief Operating Officer

BLACK BEAR OFFSHORE MASTER FUND, L.P.
By:	Eastbourne Capital Management, L.L.C. its investment adviser and attorney in fact

By:	/s/ Eric M. Sippel
	Name:	Eric M. Sippel
	Title:	Chief Operating Officer

Signature Page to the Note Redemption Agreement

PARENT:	SAMSON INVESTMENT COMPANY
	By:	/s/ C. Philip Tholen
		Name:	C. Philip Tholen
		Title:	Executive Vice President

Signature Page to the Note Redemption Agreement

Schedule I
Schedule of Convertible Notes

				Outstanding
				Principal Amount
		Original Principal		and Accrued
Payee	Issuance Date	Amount	Interest Rate	Interest	Conversion Price
Black Bear Fund I, L.P.	May 24, 2002	$1,953,600	4.99%	$2,489,044.53	$1.30
Black Bear Fund II, L.L.C.	May 24, 2002	$208,400	4.99%	$265,518.47	$1.30
Black Bear Offshore Master Fund, L.P.	May 24, 2002	$3,838,000	4.99%	$4,889,922.66	$1.30
Total		$6,000,000		$7,644,485.66